                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant...............................................[X]
Filed by a Party other than the Registrant............................[ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                           Continental Circuits Corp.
                (Name of Registrant As Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:


[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                                     [LOGO]





                              3502 EAST ROESER ROAD
                             PHOENIX, ARIZONA 85040
                                 (602) 268-3461

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         The Annual Meeting of Stockholders of Continental Circuits Corp., a Delaware corporation (the "Company") will be held at The Phoenix Airport Hilton, 2435 South 47th Street, Phoenix, Arizona 85034 on Friday, December 12, 1997 at 8:00 a.m. (Arizona Time) for the following purposes:

         (1) to elect three directors to serve until the 2000 annual meeting of stockholders or until their successors are elected and qualified; and

         (2) to transact such other business as may properly come before the meeting and any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's 1997 Annual Report to Stockholders, which includes financial statements, also accompanies this Notice.

         Stockholders of record at the close of business on October 20, 1997 are entitled to vote at the meeting or any adjournment thereof. Shares can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person.

                                     BY ORDER OF THE BOARD OF DIRECTORS




                                     Joseph G. Andersen
                                     Secretary
Phoenix, Arizona
November 14, 1997

                           CONTINENTAL CIRCUITS CORP.
                              3502 EAST ROESER ROAD
                             PHOENIX, ARIZONA 85040

                          ----------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 12, 1997

                          ----------------------------

                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Continental Circuits Corp., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on December 12, 1997 (the "Annual Meeting"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposal to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the Annual Meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about November 17, 1997.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. It is not anticipated that any other persons will be engaged to solicit proxies. However, the Company may seek services of an outside proxy solicitor in the event such services become necessary. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 3502 East Roeser Road, Phoenix, Arizona 85040.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only the stockholders of record at the close of business on October 20, 1997 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 7,261,239 shares of Common Stock, the Company's only class of stock outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. The three nominees for director receiving the highest number of affirmative votes (whether or not a majority) cast by the outstanding shares represented at the Annual Meeting and entitled to vote thereon, a quorum being present, shall be elected as directors. The affirmative vote of the majority of the quorum is required with respect to the approval of the other proposals set forth herein.

         Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal, except with respect to election of directors, for which only affirmative votes are relevant. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal. Only affirmative votes are relevant in the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock at September 30, 1997 with respect to
(i) each person known by the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers listed in the Summary Compensation Table set forth herein, and (iv) all directors and executive officers of the Company as a group.

                                                        Shares Beneficially Owned (1)
                                                        -----------------------------
Identity of Stockholder or Group                        Number                Percent
--------------------------------                        ------                -------
Joseph G. Andersen (2)                                      317                  *

Angelo A. DeCaro, Jr                                       --                    --

Michael O. Flatt(3)                                     402,058(4)               5.5%

Mark. R. Hollinger(5)                                       296                  *

Albert A. Irato                                            --                    --

Michael F. Jarko                                         60,000                  *

John W. Maddux                                           55,000                  *

Frederick G. McNamee, III                                95,000(6)               1.3%

John W. Nance                                             2,500                  *

Lee A. Small(7)                                          40,000                  *

David C. Wetmore                                           --                    --

Neuberger & Berman LLC                                  980,200                 13.5%
605 Third Avenue
New York, New York 10158 (8)

The Prudential Insurance Company of America             479,900                  6.6%
751 Broad Street
Newark, New Jersey 07102 (9)

RCM Capital Management LLC                              718,000                  9.9%
4 Embarcadero Center
Suite 3000
San Francisco, California 94111 (10)

Dresdner Bank AG                                        718,000                  9.9%
Jurgen-Ponto-Platz 1
60301 Frankfurt, Germany (11)

Pioneering Management Corporation                       414,600                  5.7%
60 State Street
Boston, Massachusetts 02109 (12)

All directors and executive officers as a group         654,875                  9.0%
(12 persons)(2)(3)(4)(5)(6)(7)

--------------------------
* Less than 1.0%



(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)      Mr. Andersen commenced employment on September 3, 1996.

(3) Mr. Flatt was a member of the Board of Directors of the Company until his resignation effective November 10, 1997.

(4) 330,666 shares are owned of record by the Flatt Family Trust, which is controlled by Mr. Flatt and his spouse, Joanie L. Flatt, 14,250 shares are owned of record by the Flatts' son Joshua, and 57,142 shares are owned of record by the Joshua Michael Flatt Irrevocable Trust.

(5)      Mr. Hollinger terminated employment on August 16, 1997.

(6) Indicated shares may be acquired upon exercise of employee incentive stock options.

(7)      Mr. Small terminated employment on July 25, 1997.

(8) Derived from a Schedule 13G dated February 10, 1997 filed by Neuberger & Berman LLC ("Neuberger") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") 1934 Act. The Schedule 13G states that Neuberger is a broker or dealer registered under Section 15 of the 1934 Act and an investment advisor registered under Section 203 of the 1940 Act, and that Neuberger has "shared power to make decisions whether to retain or dispose of securities of many unrelated clients" but "does not, however have any economic interest in the securities of those clients" as "[t]he clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sales of such securities."

(9) Derived from a Schedule 13G dated January 28, 1997 filed by the Prudential Insurance Company of America ("Prudential") pursuant to the 1934 Act. The Schedule 13G states that Prudential is an insurance company as defined in Section 3(a)(19) of 1934 Act and an investment advisor registered under Section 203 of the 1940 Act, that Prudential "may have direct or indirect voting and/or investment discretion" over the shares of the Company's stock, and that the shares "were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control" of the Company.

(10) Derived from a Schedule 13G dated January 30, 1997 jointly filed by RCM Capital Management LLC ("RCM"), RCM Limited LP ("RCM Limited") and RCM General Corporation ("RCM General") pursuant to the 1934 Act. The
         Schedule 13G states that RCM is an investment advisor registered under
         Section 203 of the 1940 Act, that RCM Limited is the managing agent of RCM, and that RCM General is the general partner of RCM Limited.

(11) Derived from a Schedule 13G dated February 7, 1997 filed by Dresdner Bank AG ("Dresdner") pursuant to the 1934 Act. The Schedule 13G states that Dresdner is the parent of RCM, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 (the "1940 Act"), and that Dresdner "has beneficial ownership of the securities reported on this Schedule 13G only to the extent that Dresdner may be deemed to have beneficial ownership of securities deemed beneficially owned by RCM."

(12) Derived from a Schedule 13G dated January 14, 1997 filed by Pioneering Management Corporation ("Pioneering") pursuant to the 1934 Act. The
         Schedule 13G states that Pioneering is an investment advisor registered under Section 203 of the 1940 Act.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors currently consists of nine members and is classified into three classes, with each class holding office for a three-year period. Action will be taken at the Meeting for the election of three directors to serve until the 2000 annual meeting of stockholders and until their respective successors have been elected and qualified. SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES, MICHAEL F. JARKO, E. TOWNES DUNCAN AND ROBERT W. HELLER, UNLESS OTHERWISE SPECIFIED ON THE PROXY. Mr. Jarko is currently a director of the Company.

         If any of the nominees should decline or be unable to act as a director, which is not anticipated, the proxies may be voted for a substitute nominee designated by the Board of Directors. In no event may the proxies be voted for more than three nominees.

         Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery to the Company's Secretary at 3502 East Roeser Road, Phoenix, Arizona 85040 or by United States mail, postage prepaid to Secretary, Continental Circuits Corp., 3502 East Roeser Road, Phoenix, Arizona 85040 not later than:
(i) with respect to the election to be held at the annual meeting of stockholders, 30 days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy or information statement filed with the Securities and Exchange Commission pursuant to proxy rules promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute thereto if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the manually signed consent of each nominee to serve as a director of the corporation if elected. The presiding officer of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         The names of the nominees for directors and of the directors whose terms continue beyond the Annual Meeting, and certain information about them, are set forth below.

                                                                                                    Director
                                                      Principal Occupation                         of Company
               Name                                     and Directorships                   Age       Since
               ----                                   --------------------                  ---    ----------

Nominees for election as directors whose terms will expire in 2000:

Michael F. Jarko (2)(3)              Director of the Company from 1978 to 1987 and           60        1988
                                     re-elected to the Board in December 1988.  Prior
                                     to his retirement in 1987, Mr. Jarko was
                                     President and owner of Jarko Associates, a
                                     Phoenix-based manufacturers' representative
                                     company.  From 1977 to July 1987, all marketing
                                     services for the Company were provided by Jarko
                                     Associates.  In July 1987, substantially all of the
                                     Jarko employees who were devoting their efforts
                                     exclusively to marketing the Company's products
                                     were hired by the Company.

E. Townes Duncan                     President of Solidus, LLC, a private investment         44        ____
                                     firm, since January 1997.  Mr. Duncan has been a
                                     Director of Comptronix Corporation, a provider
                                     of electronics contract manufacturing services,
                                     since April 1988, and has served as its Chairman
                                     of the Board and Chief Executive Officer since
                                     November 1993.  Comptronix Corporation filed a
                                     petition for Chapter 11 protection in August 1996
                                     and completed the sale of all of its assets in
                                     November 1996.  Mr. Duncan was a Vice
                                     President of Massey Burch Investment Group,
                                     Inc., a venture capital firm, from 1985 to
                                     November 1993.  Mr. Duncan is also a director
                                     of: J. Alexander's Corporation, an owner and
                                     operator of restaurants in eight states; Corporate
                                     Family Solutions, an operator of employer-
                                     sponsored child care centers; and Sirrom Capital
                                     Corporation, a specialty finance company.

Robert W. Heller                     Chief Executive Officer of MiTech Research              51        ____
                                     and Development, Inc., a startup company
                                     involved in the environmental clean up
                                     business, since September 1996. Mr. Heller
                                     held a variety of management positions with
                                     Advance Circuits, Inc. ("ACI"), a
                                     manufacturer of printed circuit boards,
                                     from January 1977 to September 1996. Mr.
                                     Heller's positions with ACI included Chief
                                     Executive Officer from 1991 to September
                                     1996, President and Chief Operating Officer
                                     from 1987 to 1991, Executive Vice President
                                     from 1981 to 1987, and Vice President of
                                     Manufacturing from January 1977 to 1981.
                                     Mr. Heller was also Chairman of the Board
                                     of ACI in 1994 and 1995. ACI was purchased
                                     by Johnson Matthey in September 1995. Mr.
                                     Heller is also a director of: Reuter
                                     Manufacturing, Inc., a contract
                                     manufacturer of precision machined products
                                     and assemblies; Capri, Inc., a software
                                     provider; Fieldworks, Inc., a technology
                                     company that manufactures and markets lap
                                     top computers; and various other non-public
                                     companies.

Directors whose terms expire in 1999:

Angelo A. DeCaro, Jr. (1)            Elected as a Director of the Company on                   46           1995
                                     September 7, 1995 to fill a vacancy on the Board
                                     of Directors.  Since July 1995, Mr. DeCaro has
                                     been President, Chief Executive Officer and a
                                     Director of XeTel Corporation, Austin, Texas, an
                                     assembler of electronic cards, and from 1993
                                     through July 1995, he was President, Chief
                                     Operating Officer and a Director of that company.
                                     Prior to that time, Mr. DeCaro was Director of
                                     Operations--Printed Wiring Board Products and
                                     Services at the IBM circuit board facility in
                                     Austin, Texas from 1992 to 1993, and Plant
                                     Manager of the same facility from 1989 to 1992.
                                     From 1974 through 1989, Mr. DeCaro served
                                     IBM in various other management capacities.

Albert A. Irato (2)                  Elected as a Director of the Company on                   59           1995
                                     September 7, 1995, to fill a vacancy on the Board
                                     of Directors.  Since 1992, Mr. Irato has been
                                     President and Chief Executive Officer of
                                     Hypercom, Inc. Phoenix, Arizona, a manufacturer
                                     of electronic point of sale systems.  From 1985
                                     until 1992, Mr. Irato served in various
                                     management capacities at American Express
                                     Corp., most recently as Senior Vice President.

John W. Nance (1)                    Director from 1975 to 1987 and re-elected to the          60           1993
                                     Board in December 1993.  Prior to his retirement
                                     in 1993, Mr. Nance was the Manager of Large
                                     Systems Business Planning for Bull-HN
                                     Worldwide Information Systems in Phoenix for
                                     three years and a forecasting/business analyst for
                                     Bull-HN for the preceding two years.

Directors whose terms will expire in 1998:

Frederick G. McNamee, III (3)        President and Chief Executive Officer of the              40           1994
                                     Company since September 1994, Director since
                                     November 11, 1994, and Chairman of the Board
                                     since December 16, 1994.  Mr. McNamee spent
                                     the past 15 years with IBM in Austin, Texas in a
                                     variety of circuit board manufacturing positions.
                                     He most recently was manager of the IBM circuit
                                     board facility in Austin from November 1992 to
                                     September 1994 during its transition from a
                                     captive manufacturer with sales solely to IBM to a
                                     significant merchant manufacturer with sales to
                                     other OEMs.  From 1989 to 1992, Mr. McNamee
                                     served as Volume Production Manager of the IBM
                                     facility in Austin.

David C. Wetmore (2)                 Elected to the Board of Directors in December             49           1995
                                     1995.  Mr. Wetmore has been Managing Director
                                     of The Updata Group, Inc., a Holmdel, New
                                     Jersey investment banking firm, since
                                     November 20, 1995. From November 1992, to
                                     November 1995, Mr. Wetmore was the Chief
                                     Operating Officer of Legent Corp. a
                                     publicly traded systems software company in
                                     Herndon, Virginia. From February 1988 to
                                     November 1992, he was the Chairman of the
                                     Board, Chief Executive Officer and
                                     President of Goal Systems International, a
                                     systems software company in Columbus, Ohio
                                     that began public trading of its stock in
                                     1989. Mr. Wetmore is also a director of the
                                     following entities: Walker Interactive
                                     Systems, a publicly traded application
                                     software company in San Francisco,
                                     California; Nationwide Investing
                                     Foundation, a Columbus, Ohio registered
                                     public investment company, and various
                                     other non-public companies.


(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.
(3)      Member of the Nominating Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons beneficially owning more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended July 31, 1997, except that: (i) Michael F. Jarko, a Director of the Company, failed to file one report with respect to one transaction, which transaction was reported on a Form 5; (ii) Steven J. Walters, the controller of the Company and a former reporting officer, failed to file on a timely basis one Form 4; (iii) Joseph G. Andersen, the Vice President - Finance, Chief Financial Officer, Secretary and Treasurer of the Company, failed to file on a timely basis two Form 4s; (iv) Frederick G. McNamee, III, the Chairman of the Board, President and Chief Executive Officer of the Company failed to filed on a timely basis one Form 4; and (v) Mark R. Hollinger, the former Vice President - Operations of the Company, failed to file on a timely basis one Form 4. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and holders of more than 10% of its Common Stock and copies of the reports that they have filed with the Commission.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held a total of seven meetings during the fiscal year ended July 31, 1997. No director attended fewer than 75% of the aggregate of all meetings of the Board and any committee on which such director served during the period of such service. The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee currently consists of Messrs. Nance and DeCaro, and met two times in fiscal 1997. Mr. Michael O. Flatt was a member of the Audit Committee until his resignation as a Director of the Company effective November 10, 1997. The Audit Committee reviews the financial affairs and procedures of the Company with management and meets the Company's auditors to review financial statements and procedures.

         The Compensation Committee currently consists of Messrs. Jarko, Irato and Wetmore, and met three times in fiscal 1997. The Compensation Committee reviews the Company's executive compensation programs and makes specific compensation recommendations to the Board of Directors with respect to the salaries, bonuses and benefit plans for the Company's executive officers.

         The Nominating Committee currently consists of Messrs. McNamee and Jarko, and did not meet in fiscal 1997. Mr. Michael O. Flatt was a member of the Nominating Committee until his resignation as a Director of the Company effective November 10, 1997. The Nominating Committee makes recommendations to the Board of Directors regarding nominations of persons to be directors of the Company.

EXECUTIVE COMPENSATION

         The following table sets forth, with respect to the years ended July 31, 1995, 1996 and 1997, compensation awarded to, earned by or paid to (i) the Chief Executive Officer of the Company, (ii) the three most highly compensated executive officers who were serving as executive officers of the Company at July 31, 1997 whose total salary and bonus for fiscal 1997 exceeded $100,000, and
(iii) one additional person who served as an executive officer during fiscal 1997 whose total salary and bonus for such year exceeded $100,000 ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                     Long-Term
                                                                                                   Compensation
                                                                                                   ------------
                                                              Annual Compensation                     Awards
                                                -----------------------------------------------    ------------
                                                                                                    Securities
                                                                                                    Underlying
                                     Fiscal                                       Other Annual     Options/SARs       All Other
  NAME AND PRINCIPAL POSITION         Year      Salary($)       Bonus($)(1)     Compensation($)       (2)(#)       Compensation(3)
  ---------------------------        ------     ---------       -----------     ---------------    ------------    ---------------
Frederick G. McNamee, III......       1997       188,462          20,000              (4)             50,000            3,460
Chairman of the Board                 1996       178,365          20,000              (4)                 -0-           2,356
  President and Chief                 1995       154,807          95,000              (4)            200,000            2,044
  Executive Officer

John W. Maddux.................       1997       150,769          10,000              (4)                 -0-           3,032
Vice President--Quality and           1996       140,962              -0-             (4)             20,000            3,231
  Engineering                         1995       125,000          15,000              (4)                 -0-           3,060

Mark R. Hollinger (5)..........       1997       140,096          10,000              (4)             40,000            2,667
Vice President--Operations            1996       125,097              -0-             (4)             20,000            2,744
                                      1995        84,811          15,000              (4)             20,000            2,254

Lee A. Small (6)...............       1997       174,462              -0-             (4)                 -0-           3,001
Vice President--Sales and             1996       163,731              -0-             (4)             20,000            3,631
  Marketing                           1995       150,000          20,000              (4)                 -0-           3,457

Joseph G. Andersen (7).........       1997       132,693          20,000              (4)            125,000            1,966
Vice President--Finance
  Secretary and Treasurer

-----------------------

(1) Bonus earned in respect of indicated fiscal year and paid in subsequent fiscal year.

(2)      Consists entirely of stock options.

(3) Employer matching contributions pursuant to the Company's 401(k) plan and life insurance premiums paid by the Company in the amount of $108 per month in fiscal 1997, $108 per month in fiscal 1996 and $108 per month in fiscal 1995.

(4) Auto allowance in an amount less than 10% of the total annual salary and bonus.

(5)      Mr. Hollinger terminated employment on August 16, 1997.

(6)      Mr. Small terminated employment on July 25, 1997.

(7)      Mr. Andersen commenced employment on September 3, 1996.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

         The following table sets forth for each Named Executive Officer certain information concerning individual grants of stock options during the 1997 fiscal year.


                                                                                                     POTENTIAL REALIZED VALUE AT
                                                                                                       ASSUMED RATES OF ANNUAL
                                                                                                     STOCK PRICE APPRECIATION FOR
                                                       INDIVIDUAL GRANTS                                   OPTION TERM (2)
                                 ------------------------------------------------------------------------------------------------
                                   NUMBER OF
                                  SECURITIES      % OF TOTAL OPTIONS/
                                  UNDERLYING        SARS GRANTED TO       EXERCISE
                                 OPTIONS/SARS          EMPLOYEES            PRICE       EXPIRATION
NAME                                GRANTED          IN FISCAL YEAR        ($/SH)          DATE         5%($)           10%($)
---------------------------      ------------     -------------------     --------      ----------      -----           ------
FREDERICK G. MCNAMEE, III        50,000(3)                11.6%            $13.25       5/20/2007    $416,700       $1,056,000

JOSEPH G. ANDERSEN (6)           75,000(4)                17.3%            $10.63       8/02/2003    $324,500       $  756,400
                                 50,000(3)                11.6%            $13.25       5/20/2007    $416,700       $1,056,000

MARK R. HOLLINGER(7)             40,000(3)(5)              9.3%            $13.25       5/20/2007    $333,400       $  844,820

JOHN W. MADDUX                       -0-                  -0-               -0-             -0-           -0-              -0-

LEE A. SMALL (8)                     -0-                  -0-               -0-             -0-           -0-              -0-

---------------------------

(1)      Consists entirely of stock options.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the 1st day of its term at the appreciated price.

(3) The option may be exercised for 20% of the underlying stock beginning on May 20, 1998, for another 20% beginning on May 20, 1999, for another 20% beginning on May 20, 2000, for another 20% beginning on May 20, 2001, and for the final 20% beginning on May 20, 2002.

(4) The option may be exercised for 40% of the underlying stock beginning on August 2, 1999, for another 20% beginning on August 2, 2000, for another 20% beginning on August 2, 2001, and for the final 20% beginning on August 2, 2002.

(5) Canceled in connection with termination of employment on August 16, 1997.

(6)      Mr. Andersen commenced employment on September 3, 1996.

(7)      Mr. Hollinger terminated employment on August 16, 1997.

(8)      Mr. Small terminated employment on July 25, 1997.

 AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE (1)

         The following table sets forth information with respect to each Named Executive Officer concerning option exercises during the last fiscal year and the number and value of options outstanding at the end of the last fiscal year.


                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                     OPTIONS/SARS AT FISCAL       IN-THE-MONEY OPTIONS/SARS
                                                            YEAR END                 AT FISCAL YEAR END
NAME                                               EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
----                                               -------------------------    ----------------------------
FREDERICK G. MCNAMEE, III.....................          60,000/190,000               $915,000/$1,372,500
JOSEPH G. ANDERSEN (5)........................               0/125,000                   $0/$852,750
MARK R. HOLLINGER(3)..........................               0/80,000                    $0/$585,000
JOHN W. MADDUX................................               0/20,000                    $0/$305,000
LEE A. SMALL (4)..............................               0/20,000                    $0/$305,000


--------------------

(1)      No SARs are outstanding.

(2) Value is based on the difference between the exercise price of such options and the closing price of the Company's Common Stock on the Nasdaq National Market on July 31, 1997 of $18.50 per share.

(3)      Mr. Hollinger terminated employment on August 16, 1997.

(4)      Mr. Small terminated employment on July 25, 1997.

(5)      Mr. Andersen commenced employment on September 3, 1996.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS

         Frederick G. McNamee, III entered into an employment agreement with the Company dated August 1, 1997 replacing his previous agreement with the Company dated August 25, 1994, pursuant to which he is employed as Chairman of the Board, President and Chief Executive Officer. Under the agreement, Mr. McNamee is entitled to an annual base salary of $235,000 per year, plus an incentive bonus to be based on an incentive compensation program for key employees to be designed by the Company's Compensation Committee and presented to the Company's Board of Directors of review. In addition, the Company agreed to grant Mr. McNamee options to purchase 150,000 shares the Company's common stock at fair market value on the date the Agreement was executed, which options are exercisable to the extent of 2,500 on August 31, 1997, and so long as Mr. McNamee is employed by the Company, an additional 2,500 on the last day of each calendar month thereafter. The agreement provides for an employment term of two years commencing on August 1, 1997, which term shall automatically renew for additional one year terms until notice of non-renewal by either party.

         Mr. McNamee also entered into a transitional compensation agreement with the Company dated May 8, 1997, pursuant to which he shall be entitled to severance benefits in the event of a change of control of the Company during the term of his employment. If a change in control of the Company occurs during the term of Mr. McNamee's employment, and his employment with the Company is terminated within 24 months after such change in control, he shall be entitled to base salary, other earned or accrued compensation, and other benefits depending on the reason for such termination. The agreement terminates on December 31, 1998 unless extended pursuant to the terms thereof.

         Joseph G. Andersen accepted an employment offer letter from the Company on September 3, 1996, pursuant to which he is employed as Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer. The letter grants Mr. Andersen a base salary of $150,000 plus a monthly car allowance and other customary benefits. In addition, the Company granted Mr. Andersen options to purchase 75,000 shares of the Company's common stock at fair market value on the date of acceptance of the Company's offer of employment. The letter does not specify an employment term.

         Mr. Andersen also entered into a transitional compensation agreement with the Company dated May 8, 1997, pursuant to which he shall be entitled to severance benefits in the event of a change of control of the Company during the term of his employment. If a change in control of the Company occurs during the term of Mr. Andersen's employment, and his employment with the Company is terminated within 18 months after such change in control, he shall be entitled to base salary, other earned or accrued compensation, and other benefits depending on the reason for such termination. The agreement terminates on December 31, 1998 unless extended pursuant to the terms thereof.

         James Buchanan accepted an employment offer letter from the Company on July 28, 1997, pursuant to which he is employed as Vice President - Sales and Marketing. The letter grants Mr. Buchanan a base salary of $170,000 plus a monthly car allowance and a one-time signing bonus, and other customary benefits. In addition, the Company granted Mr. Buchanan options to purchase 75,000 shares of the Company's common stock at fair market value on July 28, 1997. The letter states that if Mr. Buchanan's employment is terminated during the first 12 months of his employment for any reason other than criminal activity or ethical misconduct, he will receive 24 months of base salary from the date of termination. The letter does not specify an employment term.

         Mark R. Hollinger entered into an employment agreement with the Company dated September 26, 1994, pursuant to which he was employed as Vice President -- Operations. Mr. Hollinger terminated employment on August 16, 1997. The agreement granted Mr. Hollinger a base salary of $105,000 plus a monthly car allowance and a bonus based on the Company's cycle times and scrap rates as of June 1995. In addition, the Company granted Mr. Hollinger options to purchase 10,000 shares of the Company's stock at $3.25 per share under the 1987 Stock Option Plan which options were exercisable to the extent of 40% after three years and an additional 20% each year thereafter. The options were canceled upon the termination of his employment. The agreement did not specify an employment term.

         Mr. Hollinger also entered into a transitional compensation agreement with the Company dated May 8, 1997, entitling him to severance benefits in the event of a change of control of the Company during the term of his employment. If a change in control of the Company occurred during the term of Mr. Hollinger's employment, and his employment with the Company was terminated within 12 months after such change in control, he would have been entitled to base salary, other earned or accrued compensation, and other benefits depending on the reason for such termination. The agreement terminated upon the termination of his employment on August 16, 1997.

         The Company entered into a termination agreement on July 23, 1996 with Thomas E. Linnen, the former Vice President -- Finance, Chief Financial Officer, Secretary and Treasurer of the Company. The agreement provides that the Company's relationship with Mr. Linnen was terminated as of June 11, 1996, with no continuing duties beyond that date. Pursuant to the agreement, Mr. Linnen is entitled to receive an amount equal to 12 months base salary over a 12 month period, medical benefits for 90 days after June 11, 1996, automobile expenses until July 31, 1996, and up to $10,000 for costs of out placement services incurred within 90 days of June 11, 1996. The agreement also provides that as of June 11, 1996, 6,000 of Mr. Linnen's outstanding stock options were fully vested, and contains release, confidentiality and non-competition provisions.

         The Company's 1996 Stock Option Plan provides that in the event (a) of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or (b) the Company agrees to be acquired, the Company is subject to a non-negotiated takeover attempt, or there is a change in control of the Company, all options outstanding and unexercised under the 1996 Stock Option Plan shall immediately become exercisable.

         The Company's 1987 Stock Option Plan provides that in the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, appropriate provision may be made with respect to outstanding and unexercised options to either (a) substitute on an equitable basis appropriate shares of the surviving corporation or (b) cancel such options upon payment of the fair market value of such options to the respective holders.

1987 STOCK OPTION PLAN

         The Company's 1987 Stock Option Plan (the "1987 Plan") was adopted by the Board of Directors and approved by the Company's stockholders in September 1987.

         The description of the 1987 Plan below is only a summary and is qualified in its entirety by reference to the text of the 1987 Plan, a copy of which is available to any stockholder of the Company upon request directed to the Secretary of the Company. Capitalized terms not otherwise defined shall have the meanings assigned to such terms in the 1987 Plan.

         Purpose. The purpose of the 1987 Plan is to attract and retain the best available directors and employees for positions of substantial responsibility, to provide additional incentive to such directors and employees of the Company or any successor or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the business of the Company.

         Administration. The 1987 Plan is administered by the Board of Directors or a Committee of the Board of Directors appointed by the Board and constituted so as to permit the 1987 Plan to comply with the "disinterested administration" provisions under Rule 16b-3 ("Rule 16-3") under the Securities Exchange Act of 1934, as amended. The administering body is referred to herein as the "Committee." The Committee determines the persons to whom stock options will be granted, the terms of such grants and the number of shares subject to options. The 1987 Plan provides for the grant of options which qualify as "Incentive Stock Options" (sometimes referred to herein as "ISOs") under Section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs").

         Eligibility. Any employee of the Company or any of its subsidiaries is eligible to receive options under the 1987 Plan. Nonemployee directors are eligible to receive only NSOs under the 1987 Plan while employee directors are eligible for both ISOs and NSOs.

         Stock Subject to the 1987 Plan. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1987 Plan is 750,000 shares of the Company's Common Stock, subject to adjustments in certain circumstances, including reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like. If any outstanding option grant under the 1987 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1987 Plan as if no options had been granted with respect to those shares.

         Terms and Conditions of Options. Stock options granted under the 1987 Plan may have a maximum term of 10 years (five years in the case of ISOs granted to a holder of more than 10% of the Company's stock, and 11 years in the case of
NSOs). The per share exercise price of options granted under the 1987 Plan may not be less than the fair market value of the Common Stock (110% of the fair market value in the case of an ISO granted to a holder of more than 10% of the Company's Common Stock) on the date of grant. The aggregate fair market value of shares with respect to which ISOs are exercisable for the first time, during any calendar year by any holder of ISOs, cannot exceed $100,000, with the fair market value of such shares determined as of the time the ISOs for such shares were granted. Options are not transferable other than by will or the laws of descent and distribution. Options can be exercised only by the optionee, his guardian or legal representative and only while the optionee is providing services for the Company or any parent or subsidiary, except that an option may be exercised within certain periods of time after termination of employment other than for cause and in the event of death or permanent disability.

         Within the foregoing guidelines, the 1987 Plan provides the Committee with the discretion to determine the employees (including officers) and directors to whom options are granted as well as the term of such options, including without limitation, the exercise price, the number of shares subject to the option and when options granted shall become exercisable; provided, however, that options granted to directors and officers of the Company may not vest until at least one year has elapsed from the date of grant and may only be exercised, once vested, during the 10-day period following the release of quarterly or annual financial information by the Company. Generally, options are exercisable cumulatively, beginning on the third anniversary of the date of grant. After three years from the date of grant, the optionee may purchase 40% of the shares granted, and an additional 20% each year thereafter.

         Payment of the exercise price may be made in cash, or, if permitted by the grant, by transferring to the Company shares of the Company's Common Stock at fair market value on the date of exercise. Subject to certain limitations, the Committee may modify, extend or renew outstanding options, accept surrender of outstanding options and grant new options in substitution. Each option may have additional terms and conditions consistent with the 1987 Plan as determined by the Committee.

         Accelerating Events. The options granted under the 1987 Plan become fully exercisable if the Company is dissolved or liquidated, subject to certain reorganizations, mergers, or consolidations, is acquired or subject to a hostile takeover attempt, undergoes a change in control or if there is an announcement or proxy solicitation relating to such events.

         Termination or Amendment of the 1987 Plan. The Committee may at any time terminate the 1987 Plan. With respect to options granted to employees other than directors and officers, the Committee may at any time amend the 1987 Plan provided that, without approval of the stockholders, there shall be no increase in the total number of shares covered by the 1987 Plan (unless as a result of a capital event), no change in the class of persons eligible to receive options under the 1987 Plan, no reduction in the exercise price of options granted under the 1987 Plan, and no extension of the latest date upon which options may be exercised; and provided further that, without the consent of the optionee, no amendment may adversely affect any outstanding option or any unexercised portion thereof. With respect to options granted to directors and officers of the Company, the 1987 Plan may not be amended in any material respect (except for automatic adjustment as to the number of available shares resulting from a capital event) without prior stockholder approval.

         Notwithstanding any other provision to the contrary, any provision in the 1987 Plan may be amended by the Committee as required to obtain necessary approvals of government agencies if (i) such change would not materially alter the rights and interests of stockholders of the Company and (ii) such change would not result in failure of options granted under the 1987 Plan to comply with the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

         Unless sooner terminated by the Committee, the 1987 Plan expired on December 31, 1996 with respect to ISOs and on December 31, 1997 with respect to NSOs.

         Option Grants. As of July 31, 1997, Frederick J. McNamee, III, Mark R. Hollinger, John W. Maddux, Lee A. Small and Joseph G. Andersen have been granted options for an aggregate of 200,000 shares, 40,000 shares, 20,000 shares, 20,000 shares and 75,000 shares under the 1987 Plan, respectively; all executive officers as a group (five persons) have been granted options for 355,000 shares under the 1987 Plan; all directors (who are not executive officers) as a group (six persons) have been issued no options under the 1987 Plan; and all employees as a group (not including executive officers or nonexecutive directors) have been issued options for 96,000 shares under the 1987 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the 1987 Plan. The following discussion does not address state, local or foreign tax consequences.

         A Participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the Participant generally must be an employee of the Company from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. The Company will not be entitled to any deduction with respect to the grant or exercise of an ISO.

         If shares acquired upon exercise of an ISO are not disposed of by the Participant within two years from the date of grant or within one year after the transfer of such shares to the Participant (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the Participant and (ii) the Company will not be allowed a deduction in connection with such ISO or the Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of a Participant to utilize a long-term capital loss will depend upon the statutory limitations on capital loss deductions not discussed herein.

         A "disqualifying disposition" will generally result if Common Stock acquired upon the exercise of an ISO is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition, the Participant will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. The Participant will report as a capital gain any amount recognized in excess of the fair market value on the date of exercise, and the Company will be allowed a deduction on its federal income tax return in the year of the disqualifying disposition equal to the ordinary income recognized by the Participant. If the amount realized on the sale is less than the exercise price, then the Participant will recognize no ordinary income, and the recognized loss will be reportable as a capital loss.

         In general, a Participant to whom a Nonqualified Option is granted will recognize no taxable income at the time of the grant. Upon exercise of a Nonqualified Option, the Participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the Nonqualified Option, and the Company will generally be entitled to a deduction equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income, subject to the limitations of Section 162(m) of the Code.

EMPLOYEE STOCK PURCHASE PLAN

         The Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors on January 1, 1996 and approved by the Company's Stockholders in December 1996. A total of 200,000 shares of Common Stock have been reserved for issuance under the Stock Purchase Plan.

         Purpose. The purpose of the Stock Purchase Plan is to provide employees with an opportunity to share in the growth of the Company through a convenient, affordable and systematic method of investment in the voting common stock of the Company. The Company believes that the Stock Purchase Plan will advance the participating employees' realization that their longer-range economic rewards are in some measure directly tied to their individual performance on the job, and that it will provide a greater community of interest between the shareholders and employees of the Company and any future affiliates. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. The provisions of the Stock Purchase Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         Administration. The Stock Purchase Plan is to be administered by the Company or a party or entity appointed by the Company (the "Plan Administrator"). The Stock Purchase Plan Administrator is to maintain Stock Purchase Plan records and periodically provide statements of account to the Participants, individually, and to the Company in the aggregate. All questions of interpretation and construction are to be determined by the Company in its sole discretion. The Company has the authority to issue, amend, and revoke rules and regulations under the Stock Purchase Plan, to prescribe forms, and to establish reasonable notice periods, including the revisions of any such periods described in the Stock Purchase Plan, and to take any other action necessary or desirable to administer the Stock Purchase Plan to accomplish its purposes.

         Eligibility. Participation in the Stock Purchase Plan is completely voluntary. Any person who is employed by the Company who is regularly scheduled to work at least 20 hours per week and who has completed at least six months of continuous service with the Company is eligible to participate in the Stock Purchase Plan. No employee is to participate in the Stock Purchase Plan if (a) such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or (b) such employee's rights to purchase stock under all employee stock purchase plans of the Company would accrue at a rate which exceeds $25,000 in fair market value of the stock for the calendar year.

         Enrollment Dates. Any eligible employee may elect to participate in the Stock Purchase Plan as of the first day of each calendar quarter (i.e., January 1, April 1, July 1 and October 1).

         Participation in the Stock Purchase Plan. Eligible employees become participants in the Stock Purchase Plan by completing a payroll deduction authorization on the form provided by the Company and filing it with the personnel office in accordance with rules established by the Company prior to the applicable enrollment date. Payroll deductions for a participant will commence on the first pay period following the enrollment date on which the participant elects to purchase shares, and will end on the last day of the final pay period of the three month period commencing on such enrollment date, unless earlier terminated by the participant as provided in the Stock Purchase Stock Purchase Plan. See "Continuation of Participation" and "Withdrawal from the Stock Purchase Plan." The payroll deduction authorization form must include the amount which the participant authorizes the Company to withhold for the applicable quarterly investment period to be applied to the purchase of shares of the common stock of the Company. The minimum payroll deduction allowed is 1% of the participant's compensation (but not less than $20 for each quarterly investment period) and the maximum deduction allowed is 10% of the participant's compensation. After the final pay period of the applicable quarterly investment period, the Plan Administrator will make the share investments, and shares shall be allocated to each participant's account in full and fractional shares to three decimal places.

         Purchase Price. The price of stock purchased with payroll deductions made during the quarterly investment period is 85% of the fair market value of the shares on the last business day of the quarterly investment period. The fair market value of the shares at any date shall be (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or National Market System on such date, or if no sale of such stock shall have been made on such exchange on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on an exchange or the National Market System, the average of the closing bid and asked prices per share for such stock in the over-the-counter market as quoted on NASDAQ or the pink sheets or successor publication of the National Quotation Bureau on such date, or (iii) if such stock is not then listed or quoted as referenced above, an amount determined in good faith by the Board of Directors of the Company or the Plan Administrator.

         Treatment of Dividends and Plan Expenses. Any quarterly cash dividends declared by the Company will be calculated on both full and fractional shares in the participant's account as of the dividend record date, and all dividends on shares purchased under and held in the plan will be automatically reinvested in shares. The Company will assume the cost of all brokerage commissions or service charges for purchases of shares under the Stock Purchase Plan, and will pay all costs incurred in the establishment and administration of the Stock Purchase Plan. However, costs incurred by the Company or the Plan Administrator (e.g., brokerage commissions or other fees) for the sale of shares at the request of a participant or in compliance with any other provisions established herein, will be charged against the account of the participant.

         Use of Funds. All payroll deductions received and/or temporarily held by the Company pending the purchase of shares may be used by the Company for any corporate purpose and the Company is not obligated to segregate such payroll deductions. The Stock Purchase Plan makes no provision for the payment of interest on a participant's payroll deductions.

         Continuation of Participation. A participant's payroll deduction authorization remains in effect for successive quarterly investment periods unless modified by the Participant. A participant may modify a payroll deduction authorization by completing an amended form and filing it with the personnel office in accordance with rules established by the Company. The revised authorization will be effective as of the next enrollment date. In the event a participant terminates employment prior to the end of the quarterly investment period, no additional shares shall be issued on behalf of the participant and any payroll deductions held for the participant's benefit, and not yet applied to the purchase of shares, will be appropriately distributed. An eligible employee may terminate a payroll deduction authorization during a quarterly investment period by completing the form provided by the Company and filing it with the personnel office in accordance with rules established by the Company. In such event, the participant may elect to have the payroll deductions then held for the participant's benefit applied to purchase shares or appropriately distributed.

         Withdrawal from Stock Purchase Plan. In the event of a participant's death, the person or persons specified as beneficiary may give notice to the Company within 60 days of the death of the participant electing to sell all or part of the shares in the participant's account and receive distribution of the cash proceeds, net of any brokerage commissions or other fees incurred in the sale transaction. If no such notice is received by the Company within said 60 days, the Plan Administrator will be directed to issue a certificate for whole shares and a cash payment for any fractional share in the participant's account. Upon termination of the participant's employment for any reason other than the death of the participant, the participant may give notice to the Plan Administrator within 60 days of the effective termination date requesting the sale of all or part of the whole shares in the participant's account and receive distribution of the cash proceeds, net of any brokerage commissions or other fees incurred in the sale transaction. If no such request is received by the Plan Administrator within 60 days, the Plan Administrator will be directed to issue a certificate for whole shares and a cash payment for any fractional share in the participant's account. A participant may withdraw a portion or all of the whole shares from his or her account at any time by filing a written request for a certificate with the Plan Administrator. The Plan does not provide for automatic reinvestment of future dividends on any shares withdrawn from the Stock Purchase Plan. A participant may request the sale of a portion or all of the whole shares in the participant's account by filing a written request with the Plan Administrator. Expenses incurred in connection with the requested sale of shares will be borne by the participant. See "Treatment of Directors and Plan Expenses." The account of a Participant who ceases to be an eligible employee, although still employed by the Company, shall remain in the Stock Purchase Plan; subject to the Participant's right to request a withdrawal or sale.

         Number of Shares Available. The maximum number of shares available to be issued under the Stock Purchase Plan, subject to adjustment upon changes in capitalization of the Company, is 200,000 shares. See "Capital Changes." If the total number of shares to be purchased during a quarterly investment period exceeds the maximum number of shares, the Company is to make a pro rata allocation of the shares available for delivery and distribution in an nearly a uniform manner as is practicable and equitable, and the balance of payroll deductions credited to the account of each participant under the Stock Purchase Plan will be returned to such participant as promptly as possible.

         Capital Changes. If the outstanding shares of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Plan Administrator in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options.

         Designation of Beneficiary. A participant may file a written designation of beneficiary (in form prescribed by the Company) who shall receive payment of any accumulated payroll deductions and who may elect either to receive a certificate evidencing the participant's shares or to sell the shares in the participant's account in the event of such participant's death prior to distribution of such shares and cash. Such designation of beneficiary may be changed by the participant at any time by written notice delivered to the Company in form prescribed by the Company. If upon the death of a participant there is no surviving beneficiary duly designated as provided, the Company will deliver accumulated payroll deductions, if any, and the Plan Administrator will deliver a certificate for whole shares and a cash payment for any fractional shares, to the executor or administrator of the estate of the participant.

         Nontransferability. Neither payroll deductions effected by the Company pending the purchase of shares nor the shares held in a participant's account may be transferred, assigned, or pledged by the participant while those assets are held in or appropriated for such account. If a participant wishes to transfer or pledge shares held in a such participant's account, the participant must first request that a certificate be issued for the number of account shares which the participant wishes to transfer or pledge. Upon receipt of such certificate, a transfer or pledge of the shares represented by the certificate may be made by the participant in the usual manner of transfer.

         Amendment or Termination of Stock Purchase Plan. The Board of Directors of the Company may at any time amend or terminate the Stock Purchase Plan. Upon termination, certificates for whole shares held in the participant's account will be issued, a cash payment will be made for any fraction of a share and the account will be closed.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Stock Purchase Plan is intended to qualify as an Employees' Stock Purchase Plan under Section 423 of the Code. Accordingly, a participant will not recognize taxable income at the time Shares are acquired under the Purchase Plan. If the participant disposes of the Shares within two years after the date of acquisition, the employee must recognize compensation income in the year of disposition equal to the difference between the fair market value of the Shares on the date of acquisition and the purchase price. The difference between the amount received upon disposition and the participant's basis in the Shares (the amount paid for the Shares plus the amount included in gross income as compensation) will be treated as a capital gain or loss. If the participant disposes of the Shares more than two years after the date of acquisition, the participant must recognize compensation income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the stock at the time of disposition over the purchase price or (ii) the excess of the fair market value of the stock at the time of acquisition over the purchase price. The difference between the amount received upon disposition and the participant's basis in the Shares (the sum of the amount paid for the Shares plus the amount included in gross income as compensation) will be treated as long-term capital gain or loss.

         The Company is generally not entitled to a deduction with respect to Shares purchased under a Section 423 plan. The Company will be entitled to a corresponding deduction, however, if an employee disposes of the stock before the expiration of the two year holding period described above. In such case, the Company will be entitled to a deduction equal to the amount of compensation income recognized by the participant.

         This summary description is based upon the presently applicable provisions of the Code and is subject to change in the event of a change in either the Code or interpretations thereof. Each Purchase Plan participant is urged to consult his personal tax advisor as to the tax effects in his individual situation of his participation in the Purchase Plan, including the effects under state income tax or other tax laws which may be applicable.

STOCK PURCHASES

         As of October 20, 1997, a total of 21,914 shares have been purchased by employees of the Company pursuant to the Stock Purchase Plan. No individual employee of the Company may participate if such employee owns 5% or more of the voting power or value of all classes of the Company's securities, or has rights to purchase securities under all Company employee stock purchase plans which would accrue at a rate which exceeds $25,000 in fair market value for the calendar year.


1996 STOCK OPTION PLAN

         The Company's 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors on October 29, 1996 and approved by the Company's stockholders in December 1996. A total of 1,000,000 shares of Common Stock have been reserved for issuance under the 1996 Plan.

         Purposes. The purpose of the 1996 Plan is to attract and retain the best available directors and employees of the Company or any parent or subsidiary or affiliate of the Company which now exists or hereafter is organized or acquired by or acquires the Company, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company.

         Administration. The 1996 Plan is administered by the Board of Directors or a Committee of the Board of Directors appointed by the Board and constituted so as to permit the 1996 Plan to comply with Rule 16b-3. The administering body is referred to herein as the "Committee." The Committee determines the persons to whom stock options will be granted, the terms of such grants and the number of shares subject to options. The 1996 Plan provides for the grant of options which qualify as "Incentive Stock Options" (sometimes referred to herein as "ISOs") under Section 422 of the Code and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs").

         Eligibility and Participation. Any employee of the Company or any of its subsidiaries is eligible to receive options under the 1996 Plan. Nonemployee directors are eligible to receive only NSOs under the 1996 Plan while employee directors are eligible for both ISOs and NSOs. In addition, any other individual whose participation the Committee determines is in the best interests of the Company is eligible to receive only NSOs under the 1996 Plan. The Committee has complete discretion to determine which eligible individuals are to receive option grants. In general, the only consideration received by the Company for the grant of an award will be past services or the expectation of future services, or both. The 1996 Plan does not confer on any participant in the 1996 Plan (a "Participant") any right with respect to continued employment or other services to the Company and will not interfere in any manner with the right of the Company to terminate a Participant's employment or other services.

         Stock Subject to the 1996 Plan. The aggregate number of shares which may be issued pursuant to the exercise of options granted under the 1996 Plan is 1,000,000 shares of the Company's Common Stock, subject to adjustments in certain circumstances, including reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends and the like. If any outstanding option grant under the 1996 Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of the option grant shall again be available for options under the 1996 Plan as if no options had been granted with respect to those shares.

         Limitations on Awards. No grants are required to be made during any calendar year. No ISO may be exercised more than ten years from the date of grant (five years in the case of a grant to a Participant owning more than 10% or more of the total combined voting power of all classes of stock of the Company or any ISO Group member), immediately after the date the Participant ceases to perform services for the Company or any ISO Group member (for reasons other than death or disability), one year after the date the Participant ceases to perform services for the Company or any ISO Group member if cessation is due to death or disability, or the date the Participant ceases to perform services for the Company or any ISO Group member if cessation is for cause. No NSO may be exercised more than ten years from the date of grant, one year after the date the Participant ceases to perform services for the Company or any Affiliated Group member (for reasons other than death, disability, retirement or cause), two years after the date the Participant cease to perform services for the Company or any Affiliated Group member if cessation is due to death, disability or retirement, or the date the Participant ceases to perform services for the Company or any Affiliated Group member if cessation is for cause.

         Pricing and Payment of Options. The per share exercise price of each stock option granted under the 1996 Plan will be established by the Committee at the time of grant. Subject to the provisions of the Internal Revenue Code of 1986, as amended, grants to Participants may be either ISOs or NSOs. In the case of an ISO, the per share exercise price may be no less than 100% of the fair market value of a share of Common Stock on the date of grant (110% in the case of a Participant who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of the Company). The per share exercise price of a Nonqualified Stock Option may be any amount determined in good faith by the Committee. With respect to ISOs, the aggregate fair market value of the Common Stock for which one or more options granted to a Participant may become exercisable during any one calendar year may not exceed $100,000. The fair market value of the Common Stock equals the closing price on the date in question as reported by the Nasdaq National Market.

         Under the 1996 Plan, the purchase price of an option is payable upon exercise: (i) in cash; (ii) by check; (iii) to the extent permitted by the particular option grant, by transferring to the Company shares of Common Stock of the Company at their fair market value as of the option exercise date (provided that the Participant held the shares of stock for at least six months); or (iv) through a sale and remittance procedure by which a Participant delivers concurrent written instructions to a Company-designated brokerage firm to sell immediately the purchased Common Stock and remit to the Company sufficient funds to pay for the options exercised and by which the certificates for the purchased Common Stock are delivered directly to the brokerage firm. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to a Participant to finance the purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board of Directors or the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

         The Committee may require, as a condition to exercise of an option, that the Participant pay to the Company, in cash or in shares of the Common Stock of the Company, the entire amount of taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board of Directors may determine. Alternatively, the Participant may elect, subject to rules adopted by the Committee or the Board of Directors, or the Company may require that the Company withhold from the shares to be issued that number of shares having a fair market value equal to the amount which the Company is required to withhold.

         Exercise. As described above, the Committee has the authority to determine the vesting and exercise provisions of all grants under the 1996 Plan. In general under the 1996 Plan, no option shall be exercisable during the lifetime of a Participant by any person other than the Participant, his or her guardian or legal representative.

         Accelerating Events. The options granted under the 1996 Plan become fully exercisable if the Company is dissolved or liquidated, subject to certain reorganizations, mergers, or consolidations, is acquired or subject to a hostile takeover attempt, undergoes a change in control or if there is an announcement or proxy solicitation relating to such events.

         Restricted Stock. The Committee, at any time, may grant awards of restricted stock under the 1996 Plan; provided, however, that no more than 75,000 shares of restricted stock may be granted in the aggregate during any calendar year. The Committee may condition the grant of restricted stock upon the attainment of specified levels of revenue, earnings per share, net income, return on assets, return on sales, customer satisfaction, stock price, costs, individual performance measures or such other factors or criteria as the Committee shall determine. The provisions of various restricted stock awards need not be identical; provided, however, that such restricted stock awards shall be subject to the following terms and conditions: (i) until all applicable restrictions lapse, the grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the shares of restricted stock; (ii) the grantee shall have all of the rights of a shareholder of the Company with respect to the shares of restricted stock (including the right to vote the shares and the right to receive any cash dividends); (iii) unless otherwise provided in the applicable restricted stock agreement or pursuant to (iv) below, all shares of restricted stock shall be forfeited by the grantee upon termination of employment; (iv) in the event of a hardship or other special circumstances under which a grantee's employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions attendant to shares of restricted stock held by such grantee; (v) upon the lapse of all applicable restrictions, unlegended certificates for such shares shall be delivered to the grantee; and (vi) each award shall be subject to the terms of a restricted stock agreement. All grantees of restricted stock shall be issued a certificate in respect of such shares, registered in such grantee's name and bearing an appropriate legend. In its discretion, the Committee may require that the certificates evidencing such shares of restricted stock be held in custody by the Company until the restrictions thereon have lapsed.

         Termination or Amendment of the 1996 Plan. The Board of Directors may amend or modify the 1996 Plan at any time; provided, that shareholder approval shall be obtained for any action for which shareholders approval is required in order to comply with Rule 16b-3, the Code, or other applicable laws or regulatory requirements within such time periods prescribed. The 1996 Plan will terminate on December 13, 2006, unless sooner terminated by the Board of Directors.

         Option Grants. As of July 31, 1997, Frederick J. McNamee, III, Mark R. Hollinger, John W. Maddux, Lee A. Small and Joseph G. Andersen have been granted options for an aggregate of 50,000 shares, 40,000 shares, 0 shares, 0 shares and 50,000 shares under the 1996 Plan, respectively; all executive officers as a group (six persons) have been granted options for 140,000 shares under the 1996 Plan; all directors (who are not executive officers) as a group (six persons) have been issued 30,000 options under the 1996 Plan; and all employees as a group (not including executive officers or nonexecutive directors) have been issued options for 141,000 shares under the 1996 Plan, 100,000 of which were granted to James Buchanan, the Company's new Vice President -- Sales and Marketing, in connection with his acceptance of the Company's offer of employment.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the 1996 Plan. The following discussion does not address state, local or foreign tax consequences.

         A Participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the Participant generally must be an employee of the Company from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. The Company will not be entitled to any deduction with respect to the grant or exercise of an ISO.

         If shares acquired upon exercise of an ISO are not disposed of by the Participant within two years from the date of grant or within one year after the transfer of such shares to the Participant (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the Participant and (ii) the Company will not be allowed a deduction in connection with such ISO or the Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of a Participant to utilize a long-term capital loss will depend upon the statutory limitations on capital loss deductions not discussed herein.

         A "disqualifying disposition" will generally result if Common Stock acquired upon the exercise of an ISO is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition, the Participant will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. The Participant will report as a capital gain any amount recognized in excess of the fair market value on the date of exercise, and the Company will be allowed a deduction on its federal income tax return in the year of the disqualifying disposition equal to the ordinary income recognized by the Participant. If the amount realized on the sale is less than the exercise price, then the Participant will recognize no ordinary income, and the recognized loss will be reportable as a capital loss.

         In general, a Participant to whom a Nonqualified Option is granted will recognize no taxable income at the time of the grant. Upon exercise of a Nonqualified Option, the Participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the Nonqualified Option, and the Company will generally be entitled to a deduction equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income, subject to the limitations of Section 162(m) of the Code.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company currently receive $10,000 per year plus $1,000 per meeting attended ($2,000 for a nonemployee Chairman of the Board of Directors), plus $500 per committee meeting attended, plus reimbursement for reasonable expenses incurred in attending meetings. Officers are elected annually by and serve at the discretion of the Board of Directors. There are no family relationships among any of the officers and directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1997, the Compensation Committee of the Board of Directors consisted of Messrs. Jarko, Irato and Wetmore. Mr. Jarko was a Director of the Company from 1978 to 1987, and was re-elected to the Board in December 1988, Mr. Irato was elected to the Board in September 1995, and Mr. Wetmore was elected to the Board in December 1995. The Compensation Committee reviews the Company's executive compensation programs and makes specific compensation recommendations to the Board of Directors with respect to the salaries, bonuses and benefit plans for the Company's officers and other salaried employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Registration of Common Stock. In August 1995, C.W. Jackson (a former director of the Company) and others exercised their right to cause the Company to register their Common Stock as provided in a Registration Rights Agreement entered into with the Company in October 1993 in connection with the settlement of certain litigation against the Company and certain of its officers and directors. As a result of this exercise, in September

1995, the Company filed a Registration Statement on Form S-1 pursuant to the Securities Act of 1933, as amended, to register the stock beneficially owned by several stockholders, including Mr. Jackson, John A. Carr (a former director of the Company), Michael O. and Joanie L. Flatt, Michael F. Jarko, John W. Nance and John W. Maddux (the Company's Vice President - Quality and Engineering). The Registration Statement was declared effective on October 2, 1995. The Company agreed to pay the estimated $150,000 of expenses associated with this registration.

         Indemnification Agreements. Delaware law authorizes a Delaware corporation to eliminate or limit the personal liability of a director to the corporation and its stockholders for monetary damages for breach of certain fiduciary duties as a director. The Company believes that such a provision is beneficial in attracting and retaining qualified directors, and accordingly the Certificate includes a provision eliminating liability for monetary damages for any breach of fiduciary duty as a director, except: (1) for any breach of the duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for any transaction from which the director derived an improper personal benefit; (4) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law. Thus, pursuant to Delaware law, directors of the Company are not insulated from liability for breach of their duty of loyalty (requiring that, in making a business decision, directors act in good faith and in the honest belief that the action was taken in the best interests of the corporation) or for claims arising under the federal securities laws. The Company has entered into indemnity agreements with all of its directors and officers for the indemnification of and advancing of expenses to such persons to the full extent permitted by law. The Company intends to execute such indemnity agreements with its future officers and directors.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Committee Role. The Compensation Committee of the Board of Directors reviews the Company's executive compensation programs and makes specific compensation recommendations to the Board of Directors with respect to the salaries, bonuses and benefit plans for the Company's officers and other salaried employees. The Committee is composed of the individuals listed at the end of this report, each of whom is not currently employed by the Company.

         Compensation Philosophy. The Committee's objective is to develop a total compensation program that is competitive in the marketplace and which provides significant incentive to increase shareholder value. The Committee reviews the executive compensation policies with respect to market competitiveness of the program and then determines what changes, if any, are appropriate in the compensation program. Compensation of the Company's executive officers currently consists of three key elements: salary, bonus and stock options.

         Base Salary. To determine the salary for executives, the Committee may consult an executive search firm to ascertain competitive pay standard for the industry. In reviewing executive salaries, the Committee considers management's recommendations for the particular executive officer and the executive's experience, expertise and demonstrated performance. Mr. McNamee's base salary was set at $235,000.00. See "Executive Compensation - Employment Agreement." Base salary increases for executives other than Mr. McNamee were approved by the Committee in August 1995 or in their initial employment agreements.

         Since the Company's initial public offering in March 1995, the Committee has from time to time utilized an independent consultant who has provided data regarding compensation practices in United States manufacturing companies.

         Cash Bonuses. In making determinations to award incentive payments, the Committee reviews a variety of Company performance measures as well as an individual's objectives and accomplishments. The source and amount of the annual incentives to be paid to the Company's executives is subjective, with consideration to revenue, net income and other assessments unique to individual executives such as manufacturing scrap rates, first pass yield, employee turnover, days sales outstanding, inventory turnover and cycle times. No specific weight is applied to any item individually; however, the annual incentive payment for the Chief Executive Officer is set by employment contract through fiscal 1997. See "Executive Compensation - Employment Contracts, Termination of Employment and Change in Control Arrangements."

         Stock Options. Granting stock options is the Company's current method of providing long-term incentive compensation opportunities to its executive officers and other key employees, The Committee authorizes the issuance of all stock options to executive officers and approves all other option grants. Stock options allow the recipient to purchase shares of the Company's common stock during a fixed period of time following the grant date at a specified price that is not less that its fair market value on the grant date. See "1987 Stock Option Plan" and "1996 Stock Option Plan." The period has typically been five years. The Company believes that this form of long-term incentive is presently the best vehicle by which to link stockholder and management interests, since value is provided to recipients only if the stock price increases. The level of stock options granted is subjective and reflects relative impact which a recipient is expected to have on future corporate results. In making this determination, the Committee considers the number of options held by the executive officer and the dilution effect new grants may have on existing stockholders.

         Section 162(m) of the Internal Revenue Code. The Committee has reviewed the Company's compensation plans in light of changes to the Internal Revenue Code relating to the disallowance of deductions for compensation in excess of $1.0 million to certain executive officers. All compensation paid to executive officers for fiscal 1997 is fully deductible. The Committee does not believe that Section 162(m) limitations will be exceeded for compensation to be paid in fiscal 1998.


                    COMPENSATION COMMITTEE DURING FISCAL 1997

Michael F. Jarko, Chairman            Albert A. Irato           David C. Wetmore



         Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of (i) the Nasdaq Stock Market Index (which includes the Company) and (ii) the Nasdaq Stock SIC 3670-3679 Index ("Peer Group"), through July 31, 1997. The Nasdaq SIC 3670-3679 Index covers the electronic component and accessories industry and includes the Company's SIC of 3672, printed circuit boards.

         The graph is generated by assuming that $100 was invested on March 14, 1995 (the day on which the Company's Common Stock was registered under Section 12 of the Securities and Exchange Act of 1934, as amended) in the Company's Common Stock, the Nasdaq Stock Market and the Nasdaq Stock SIC 3670-3679 Indices. The data further assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

          COMPARISON OF TOTAL RETURNS AMONG CONTINENTAL CIRCUITS CORP.,
           NASDAQ STOCK MARKET AND NASDAQ STOCKS SIC 3670-3679 INDICES
                            FROM 3/14/95 TO 7/31/97


                                                 3/14/95        7/31/95        7/31/96    7/31/97
                                                 -------        -------        -------    -------
Continental Circuits Corp.                         $100           $148           $ 98       $176
Nasdaq Stock Market (US & Foreign)                 $100           $124           $134       $198
Peer Group (Companies of SIC 3670-3679)            $100           $158           $148       $333

                              INDEPENDENT AUDITORS

         The Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 1998. Ernst & Young LLP has audited the Company's financial statements annually since fiscal 1992. Its representatives are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented as the Board of Directors may recommend.

                              STOCKHOLDER PROPOSALS

         Proposals of the stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting for the fiscal year ended July 31, 1998 must be received by the Company no later than July 17, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, the stockholder must timely give notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for this Annual Meeting, such notice must be delivered to or mailed to and received by the Company no later than 5:00 p.m. local time on November 12, 1997.

         The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

                                                 CONTINENTAL CIRCUITS CORP.


                                                 Joseph G. Andersen
                                                 Secretary

Phoenix, Arizona
November 14, 1997

                           CONTINENTAL CIRCUITS CORP.
                  PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frederick G. McNamee, III and Joseph G. Andersen, and each or either of them, proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Continental Circuits Corp. to be held at The Phoenix Airport Hilton, 2435 South 47th Street, Phoenix, Arizona 85034, on Friday, December 12, 1997 at 8:00 a.m. (Arizona Time), or at any adjournment thereof, as follows, hereby revoking any proxy previously given:


         PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

(1)   ELECTION OF DIRECTORS:     [ ]               [ ]              [ ]
MICHAEL F. JARKO, E. TOWNES      For            Withhold          For All
DUNCAN AND ROBERT W. HELLER      All               All        Except as Noted

-------------
(Except nominees written above)


(2) In their discretion on such other matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.




This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL (1) IN EACH CASE AS RECOMMENDED BY THE BOARD OF DIRECTORS.


                                    Dated:________________________________, 1997
                                    (Be sure to date this proxy)


                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature

                                    Please sign exactly as name appears below.
                                    When shares are held by more than one owner, all must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.


                            YOUR VOTE IS IMPORTANT!
         PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


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